KPMG

KPMG LLP
	Chartered Accountants	Telephone (416) 228-7000
	Yonge Corporate Centre	Telefax (416) 228-7123
	4100 Yonge Street, Suite 200	www.kpmg.ca
North York, ON M2P 2H3

Consent of Independent Registered Public Accounting Firm

The Board of Directors of YM BioSciences Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-134410) on Form S-8 and in the registration statement (No. 333-120153) on Form F-3 of YM Biosciences Inc. (the “Company”) of our audit report dated September 15, 2008 with respect to the consolidated balance sheets of the Company. as at June 30, 2008 and 2007 and the related consolidated statements of operations and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2008 and our report dated September 15, 2008 on the effectiveness of the Company’s internal control over financial reporting as of June 30, 2008, which reports are included in the annual report on Form 20-F of the Company for the fiscal year ended June 30, 2008.

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

September 18, 2008